UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2004

DDi Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Information.

On March 30, 2004, DDi Corp. sold in a private placement 147,679 shares of Series B-1 Preferred Stock and 1,139,238 shares of Series B-2 Preferred Stock to certain institutional investors at a price of $47.40 per share (for an aggregate sales price of $61 million before placement fees and offering expenses). The following documents relating to this private placement are incorporated herein by reference: (i) the Purchase Agreement, attached hereto as Exhibit 10.1, and (ii) the Certificate of Designation of Series B Preferred Stock, attached hereto as Exhibit 10.2.

DDi Corp. paid off the Dynamic Details senior credit facility using $54.8 million of the proceeds from this placement. As a result of such pay off, warrants to purchase an aggregate of 3,228,364 shares of DDi Corp.’s common stock held by the senior lenders were cancelled.

Immediately after the Dynamic Details senior credit facility was paid off, Dynamic Details and three of its wholly-owned subsidiaries entered into a three year asset based revolving credit facility with a commitment up to $40 million, depending upon on value of the asset base. Initially, on March 30, 2004, Dynamic Details was able borrow up to $16 million. The asset based credit facility is guaranteed by DDi Corp. and its subsidiaries, DDi Intermediate Holdings Corp., or DDi Intermediate, and DDi Capital Corp. The asset-based credit facility is secured by the assets of DDi Corp.’s domestic operating subsidiary, Dynamic Details. Under the asset based credit facility, (i) DDi Corp. pledged 100% of the common stock of DDi Intermediate as collateral to secure the senior credit facility; (ii) DDi Intermediate pledged 100% of the common stock of DDi Capital as collateral to secure the senior credit facility; and (iii) DDi Capital pledged 100% of the common stock of Dynamic Details, Incorporated as collateral to secure the asset-based credit facility. The following documents relating to this asset based revolving credit facility are incorporated herein by reference: (i) the Credit Agreement, attached hereto as Exhibit 10.3, (ii) the Security Agreement, attached hereto as Exhibit 10.4, (iii) the Guaranty, attached hereto as Exhibit 10.5, (iv) the Pledge Agreement, attached hereto as Exhibit 10.6, (v) the Patent, Trademark and Copyright Security Agreement, attached hereto as Exhibit 10.7, (vi) the Master Agreement for Documentary Letters of Credit, attached hereto as Exhibit 10.8, and (vi) the Master Agreement for Standby Letters of Credit, attached hereto as Exhibit 10.9.

In addition, DDi Capital Corp. entered into a First Supplemental Indenture amending the Indenture dated as of December 12, 2003 providing for the issuance by DDi Capital of $17,656,000 aggregate principal amount of its 16% Senior Accreting Notes due 2009, to provide that DDi Capital will not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, provided that DDi Capital provides annual and quarterly reports to Trustee and the holders of the Senior Accreting Notes. The First Supplemental Indenture is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement dated as of March 29, 2004, by and between DDi Corp. and each of the purchasers whose names and addresses are set forth on the signature page thereof.

10.2	Certificate of Designation of Series B Preferred Stock of DDi Corp.

10.3	Credit Agreement dated as of March 30, 2004, among Dynamic Details, Incorporated, Dynamic Details, Incorporated, Virginia, Dynamic Details Incorporated, Silicon Valley, and Laminate Technology Corp.,; the other Credit Parties signatory tereto; General Electric Capital Corporation, for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory thereto from time to time.

10.4	Security Agreement, dated as of March 30, 2004, made by Dynamic Details, Incorporated, Dynamic Details Incorporated, Virginia, Dynamic Details Incorporated, Silicon Valley, Laminate Technology Corp., Dynamic Details Incorporated, Colorado Springs, DDi Sales Corp., Dynamic Details Texas, LLC, DDi-Texas Intermediate Partners II, L.L.C., DDi-Texas Intermediate Holdings II, L.L.C., and Dynamic Details, L.P., in favor of General Electric Capital Corporation, as agent for the lenders from time to time party to the Credit Agreement.

10.5	Guaranty dated as of March 30, 2004, made by DDi Corp., DDi Intermediate Holdings Corp., DDi Capital Corp., Dynamic Details Incorporated, Colorado Springs, DDi Sales Corp., Dynamic Details Texas, LLC, DDi-Texas Intermediate Partners II, L.L.C., DDi-Texas Intermediate Holdings II, L.L.C., Dynamic Details, L.P., in favor of General Electric Capital Corporation, as agent for the lenders from time to time party to the Credit Agreement.

10.6	Pledge Agreement dated as of March 30, 2004, made by Dynamic Details, Incorporated, Dynamic Details, Incorporated, Virginia, Dynamic Details Incorporated, Silicon Valley, Laminate Technology Corp., DDi Corp., DDi Intermediate Holdings Corp., DDi Capital Corp., Dynamic Details Incorporated, Colorado Springs, DDi Sales Corp., Dynamic Details Texas, LLC, DDi-Texas Intermediate Partners II, L.L.C., DDi-Texas Intermediate Holdings II, L.L.C., Dynamic Details, L.P., in favor of General Electric Capital Corporation, as agent for the lenders from time to time party to the Credit Agreement.

10.7	Patent, Trademark and Copyright Security Agreement dated as of March 30, 2004, made by Dynamic Details, Incorporated, Dynamic Details Incorporated, Virginia, Dynamic Details Incorporated, Silicon Valley, Laminate Technology Corp., Dynamic Details Incorporated, Colorado Springs, DDi Sales Corp., Dynamic Details Texas, LLC, DDi-Texas Intermediate Partners II, L.L.C., DDi-Texas Intermediate Holdings II, L.L.C., and Dynamic Details, L.P., in favor of General Electric Capital Corporation, as agent for the lenders from time to time party to the Credit Agreement.

10.8	Master Agreement for Documentary Letters of Credit, dated as of March 30, 2004.

10.9	Master Agreement for Standby Letters of Credit, dated as of March 30, 2004.

10.10	First Supplemental Indenture, dated as of February 24, 2004, between DDi Capital Corp. and Wilmington Trust Company, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.
Date: April 7, 2004
	By:	/S/ JOHN K. STUMPF
John K. Stumpf
Vice President, Finance